Monthly Certificateholders' Statement (K)

                 CAPITOL REVOLVING HOME EQUITY LOAN TRUST 1996-1

     Under subsection 5.3(b) of the Pooling and Servicing Agreement dated as of September 1, 1996 by and between Chevy Chase Bank, F.S.B., a federally chartered savings bank, as Transferor and Servicer, and Chemical Bank, as Trustee and Custodial Agent (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the Pooling and Servicing Agreement"), Chevy Chase Bank, F.S.B., as the Servicer, is required to prepare certain information each month regarding current distributions on the Certificates and the performance of the Capitol Revolving Home Loan Trust 1996-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on February 20, 1998 (the "Distribution Date") and the performance of the Trust during the month January, 1998 ("the Collection Period") is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, as the case may be. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement.

A. Information Regarding the Current Monthly Distribution to Certificateholders (Per $1,000 Original Principal Amount of a Certificate).

     1.   The Investor Certificateholder's Floating Allocation
           Percentage for the last day of the preceding
           Collection Period................           92.10%

     2.   The Investor Certificate distribution amount.........$17.21

     3. The amount of Investor Certificate Interest included in such distribution, the related Investor Certificate
            Rate and the portion
            thereof attributable to collections in
            respect of the Mortgage Loans....         $3.8277
            ..........................................        5.7838%
            ..........................................         $3.8277

     4.   The amount, if any, of any Unpaid Investor
           Certificate Interest Shortfall included in
           such distribution (and the amount of interest
           thereon)..........................           $0.00
           ..................................           $0.00

     5.   The amount, if any, of the remaining Unpaid
           Investor Certificate Interest Shortfall
           giving effect to such distribution..........$0.00

     6.   The amount, if any, of principal included in
           such distribution, separately stating the
           components thereof (including the portion
           thereof attributable to collections in respect of
           the Mortgage Loans)...............          $13.38
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     7.   The amount, if any, of the reimbursement of
           previous Investor Loss Reduction Amount
           included such distribution........           $0.00

     8.   The amount, if any, of the aggregate
           unreimbursed Investor Loss Reduction
           Amounts after giving effect to such distribution           $0.00

     9.   The Servicing Fee for such Distribution
           Date..............................           $0.33

     10.  after giving effect to such Distribution
            a. the Investor..................            $775.16
            b. the Certificate Principal Balance     $755.16

     11.  after giving effect to such Distribution
            a. the Required Overcollateralization Amount........$20.00
            b. the basic Overcollateralization Amount.............$15.67
            c. the Overcollateralization Amount....................$20.00

     12.  a. The Pool Balance as of the end of the
               preceding Collection Period...............$102,995,865.13
          b. the number and aggregate of the Trust Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively at the close of business on the last day of the related Collection Period

                                      Number   Aggregate Balance
          30-59 days                      70    $1,382,817.60
          60-89 days                      74      $649,324.67
          90+ days                        53    $1,451,809.86

     13.  the Accelerated Principal Distribution
            Amount, if any...................           $0.00

     14.  the Certificate Insurance Draw Amount, if any.....     $0.00

     15.  the aggregate Liquidation Loss Amount for all
            Mortgage Loans that became Liquidated Mortgage
            Loans in the Preceding Collection Period.......         $0.00

     16.  the Trust Balance of any Mortgage Loan,
           the related Mortgaged Property of which
           is acquired by the Trust through foreclosure......        $0.00

     17.  the Pre-Funding Amount.............           $0.00

     18.  the aggregate Cut-Off Date Trust Balances of Subsequent
            Mortgage Loans purchased during the preceding Collection
            Period...........................           $0.00

     19.  the amount on deposit in the Capitalized Interest
            Account..........................           $0.00

     20.  the amount of any Basis Risk Payment included in such
            distribution.....................           $0.00


     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 23th day of February, 1998

                                            CHEVY CHASE BANK, F.S.B.
                                            as Servicer



                                            By: Carol Thomas
                                                -----------------------------
                                                Carol Thomas
                                                Vice President